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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549










                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) September 10, 2003




                                 MARITRANS INC.
               ---------------------------------------------------
               (Exact name of company as specified in its charter)


               Delaware                               1-9063                           51-0343903
    --------------------------------         ------------------------              -------------------
    (State or Other Jurisdiction of          (Commission File Number)               (I.R.S. Employer
    Incorporation or Organization)                                                 Identification No.)



                         Two Harbour Place
                      302 Knights Run Road
                             Suite 1200
                           Tampa, Florida                                             33602
              ----------------------------------------                             ---------
              (Address of principal executive offices)                             (Zip Code)



                                 (813) 209-0600
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



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Item 5. Other Events

On September 9, 2003, the Court of Appeals for the Federal Circuit rejected Maritrans' claim that the double hull requirement of the Oil Pollution Act of 1990 constituted a "taking" of its single hull barges under the 5th Amendment to the U.S. Constitution. The Court concluded that, because Congress permitted Maritrans' vessels to operate for several years before requiring their removal from service, Maritrans was able to recoup part of its investment in the vessels; and therefore no taking occurred. Further, the Court ruled that because Congress had a strong interest in protection of the environment, and because the burden of compliance was shared by all members of the marine transportation industry and not just Maritrans, the double hull requirement does not rise to the level of a "regulatory taking." The Company does not plan to appeal this decision.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MARITRANS INC.


Date: September 12, 2003                      By: /s/ Walter T. Bromfield
                                                 -----------------------------
                                                      Walter T. Bromfield
                                                      Chief Financial Officer